UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2011

BULLION MONARCH MINING, INC.

(Exact Name of Registrant as Specified in Charter)

Utah	000-54045	20-1885668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20 N. Main St., Suite 202
St. George, Utah 84770

(Address of Principal Executive Offices)

____________________

(801) 426-8111

(Registrant’s telephone number, including area code)

____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

Bullion Monarch Mining, Inc. (the “Company”) held its Annual Meeting of Shareholders on October 17, 2011. The matters voted upon at the meeting included the election of all 5 directors, ratification of the Company’s independent registered public accounting firm and approve of the Company’s 2011 Stock Option Plan. The votes cast with respect to these matters were as follows:

Election of Directors:

Nominee	Number of Shares	Number of Shares	Broker
	Voted For	Withheld	Non-Votes
R. Don Morris	18,277,318	68,682	12,132,177
James A. Morris	18,260,818	85,812	12,132,177
John DeMara	18,314,277	72,127	12,132,177
Nate Bryson	18,312,722	72,127	12,132,177
Jack Hurley	18,323,222	61,627	12,132,177

Ratification of Mantyla McReynolds, LLC as the Company’s independent registered public accounting firm for the fiscal year ended April 30, 2012:

Number of Shares	Number of Shares	Number of Shares
Voted For	Voted Against	Abstaining
29,972,794	486,321	85,943

Approval of the 2011 Stock Option Plan of Bullion Monarch Mining, Inc.:

Number of Shares	Number of Shares	Number of Shares	Broker
Voted For	Voted Against	Abstaining	Non-Votes
17,764,666	379,294	268,921	12,132,177

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  October 20, 2011

BULLION MONARCH MINING, INC.

By:

/s/ JAMES A. MORRIS

Name:  James A. Morris

Its:  President